Exhibit 99.1

VMware Reports Fiscal Year 2023 Second Quarter Results
Total Revenue growth of 6% year-over-year
Subscription and SaaS Revenue of $943 million, an increase of 22% year-over-year

PALO ALTO, Calif., August 25, 2022 — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the second quarter of fiscal year 2023:

Quarterly Review

•Revenue for the second quarter was $3.34 billion, an increase of 6% from the second quarter of fiscal 2022.

•The combination of subscription and SaaS and license revenue was $1.74 billion for the second quarter, an increase of 15% from the second quarter of fiscal 2022.

•Subscription and SaaS revenue for the second quarter was $943 million, an increase of 22% year-over-year, constituting 28% of total revenue for the quarter.

•Subscription and SaaS ARR for the second quarter was $3.89 billion, an increase of 24% year-over-year.

•GAAP net income for the second quarter was $347 million, or $0.82 per diluted share, down 16% per diluted share compared to $411 million, or $0.97 per diluted share, for the second quarter of fiscal 2022. Non-GAAP net income for the second quarter was $697 million, or $1.64 per diluted share, down 6% per diluted share compared to $739 million, or $1.75 per diluted share, for the second quarter of fiscal 2022.1

•GAAP operating income for the second quarter was $566 million, an increase of 8% from the second quarter of fiscal 2022. Non-GAAP operating income for the second quarter was $965 million, an increase of 5% from the second quarter of fiscal 2022.

•Operating cash flow for the second quarter was $397 million. Free cash flow for the second quarter was $284 million.

•RPO for the second quarter totaled $12.10 billion, up 8% year-over-year.

“We are pleased with our performance in Q2. Our momentum continues next week at VMware Explore where we will showcase new innovative offerings while also highlighting how we are helping customers continue to transform their businesses,” said Raghu Raghuram, CEO, VMware. “We remain committed to helping organizations unlock the full potential of multi-cloud.”

“Our Q2 financial results reflect the continued commitment of the entire VMware team to accelerate innovation for our customers as they move to a multi-cloud environment,” said Zane Rowe, executive vice president and CFO, VMware. “Investments in our Subscription and SaaS offerings helped contribute to ARR growth of 24% year-over-year.”

Business Highlights & Strategic Announcements

•VMware unveiled VMware vSphere+ and VMware vSAN+ to help organizations bring the benefits of the cloud to their existing on-premises infrastructure with no disruption to their workloads or hosts.
•VMware became an Official Partner of the McLaren Formula 1 Team. VMware multi-cloud solutions will help McLaren operate with speed and drive confidence no matter where the team is racing in the world.
•VMware and HCL Technologies announced the formation of HCL’s new dedicated VMware Business Unit, designed to unlock the untapped value of multi-cloud and app modernization. The new unit combines the power of HCL’s CloudSMART Framework with VMware Cross-Cloud services to help enterprises accelerate cloud transformation, scale cloud-native platform operations and empower hybrid workforces.
•VMware and Wipro Limited announced an expanded collaboration that will enable customers to achieve the cloud freedom they desire with the enterprise control they require as they execute their digital strategies.

•VMware was named the 2022 HPE Global Technology Partner of the Year, recognizing VMware as an HPE partner that exemplifies commitment and success in delivering value to customers on their digital transformation journey.
•VMware received the 2021 Google Cloud Technology Partner of the Year Award for Infrastructure Modernization, recognizing VMware for its achievements as part of the Google Cloud ecosystem in helping mutual customers accelerate their enterprise cloud transformation.
•VMware received industry analyst recognition:
◦VMware has been positioned as a Leader in three recent IDC MarketScape reports related to the Unified Endpoint Management (UEM) space2: WW UEM Software 2022 Vendor Assessment, WW UEM Software for Apple Devices 2022 Vendor Assessment, WW UEM Software for Ruggedized/Internet of Things Device Deployments 2022 Vendor Assessment.
◦VMware was named a Visionary in the 2022 Gartner® Magic Quadrant™ for Application Performance Monitoring and Observability3 for its observability platform, Tanzu Observability by Wavefront. VMware has been recognized for its vision and execution. Organizations are increasingly adopting multi-cloud strategies and modern application development to meet the requirements of being a modern digital business.
•VMware posted its 2022 Environmental Social and Governance (ESG) Report and 2022 Diversity, Equity and Inclusion (DEI) Report, continuing to enhance ESG disclosures.
•VMware has recently been recognized for human capital commitments by ranking as a Top 100 U.S. company supporting healthy families and communities by JUST Capital.
•VMware received a 100% score on the 2022 Disability Equality Index and being recognized as a Best Place to Work for Disability Inclusion by Disability:IN and AAPD for the second year in a row.
•VMware recently joined more than 80 companies in supporting the development of the IFRS Sustainability Disclosure Standards, underlying the importance of better standardization and transparency in ESG disclosures for the investor community.

1 Our annual estimated tax rate is based upon, among other things, current tax law regarding the impacts of Internal Revenue Code Section 174 (“Section 174”) research and development expense capitalization, which became effective beginning VMware’s fiscal 2023. Although the U.S. Congress continues to consider various legislative options that would defer the amortization requirement to later years, the financial results for the six months ended July 29, 2022 reflect the impact of the tax law in effect as of July 29, 2022. The provided estimated tax adjustment range, in the table accompanying this release, reflects the non-GAAP adjustment we would expect should the capitalization provisions of Section 174 be deferred or repealed with effect for fiscal 2023.

2 IDC MarketScape: Worldwide Unified Endpoint Management Software 2022 Vendor Assessment (doc #US48325122, May 2022); IDC MarketScape: Worldwide Unified Endpoint Management Software for Apple Devices 2022 Vendor Assessment (doc #US48325222, May 2022); IDC MarketScape: Worldwide Unified Endpoint Management Software for Ruggedized/Internet of Things Device Deployments 2022 Vendor Assessment (doc #US48325322, May 2022)

3 Gartner, Inc., Magic Quadrant for Application Performance Monitoring and Observability, Padraig Byrne and Gregg Siegfried, 07 June 2022. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. Gartner and Magic Quadrant are registered trademarks and service marks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.

# # #

About VMware
VMware is a leading provider of multi-cloud services for all apps, enabling digital innovation with enterprise control. As a trusted foundation to accelerate innovation, VMware software gives businesses the flexibility and choice they need to build the future. Headquartered in Palo Alto, California, VMware is committed to building a better future through the company’s 2030 Agenda. For more information, please visit vmware.com/company.

Definitive Agreement to be Acquired by Broadcom
VMware has entered into a definitive agreement to be acquired by Broadcom Inc. (“Broadcom”). The transaction, which is expected to be completed in Broadcom's fiscal year 2023, is subject to the receipt of regulatory approvals and other customary closing conditions, including approval by VMware shareholders. Please refer to the May 26, 2022 announcement entitled, “Broadcom to Acquire VMware for Approximately $61 Billion in Cash and Stock,” available on news.vmware.com.

Additional Information
VMware’s website is located at vmware.com, and its investor relations website is located at ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; ESG (environmental, social and governance) information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, vSphere+, vSAN+, Tanzu, and Wavefront are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Annual Recurring Revenue (“ARR”)
ARR is an operating measure VMware uses to assess the strength of the Company’s subscription and SaaS offerings. ARR is a performance metric and should be viewed independently of, and not as a substitute for or combined with, revenue and unearned revenue. ARR represents the annualized value of VMware’s committed customer subscription and SaaS contracts as of the end of the reporting period, assuming any contract that expires during the next 12 months is renewed on its existing terms, except that, for consumption-based subscription and SaaS offerings, ARR represents the annualized quarterly revenue based on revenue recognized for the current reporting period.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the expected benefits to customers and partners of VMware’s strategy and offerings, as well as the proposed acquisition of VMware by Broadcom and related timing of its consummation. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the satisfaction of the conditions precedent to consummation of the proposed acquisition, and the ability to consummate the proposed acquisition, on a timely basis or at all; (2) business disruption following the announcement of the proposed transaction, including disruption of current plans and operations; (3) the effects of the proposed acquisition, the spin-off of VMware from Dell and changes in VMware’s and Dell’s commercial relationships and go-to-market strategy, on VMware’s ability to (a) enter into, maintain and extend strategically effective partnerships, collaborations and alliances (b) maintain and establish new relationships with customers, partners and suppliers, and (c) maintain operating results and its business generally; (4) difficulties in retaining and hiring key personnel and employees, including due to the proposed acquisition; (5) the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed acquisition and realize synergies; (6) the impact of the COVID-19 pandemic on VMware’s operations, financial condition, VMware’s customers, the business environment and global and regional economies; (7) the ability of VMware to adapt its offerings, business operations and go-to-market activities to changes in how customers consume information technology resources, such as through subscription and SaaS offerings; (8) changes to VMware’s and Dell’s respective financial conditions and strategic directions, including potential effects of the proposed acquisition of VMware by Broadcom, that could adversely impact the VMware-Dell commercial relationship and collaborations; (9) the continued risk of litigation and regulatory actions, including the outcome of any legal proceedings related to the proposed acquisition; (10) adverse changes in general economic or market conditions; (11) delays or reductions in consumer, government and information technology spending, including due to the announced acquisition; (12) competitive factors, such as pricing pressures, industry consolidation, entry of new competitors into the industries in which VMware competes, as well as new product and marketing initiatives by VMware’s competitors; (13) rapid technological changes in the virtualization software and cloud, end user, edge security and mobile computing and telecom industries; (14) the uncertainty of VMware’s customers’ acceptance of and ability to transition to emerging technologies and new offerings and computing strategies in the industries in which VMware competes; (15) VMware’s ability to protect its proprietary technology; (16) changes to product and services development timelines; (17) risks associated with cyber-attacks, information security and data privacy; (18) disruptions resulting from key management changes; (19) risks associated with international sales, such as fluctuating currency exchange rates and increased trade barriers; (20) changes in VMware’s financial condition; and (21) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:
Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267
Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2022	2021	2022	2021
Revenue:
License	$796	$738	$1,369	$1,384
Subscription and SaaS	943	776	1,842	1,516
Services	1,597	1,624	3,213	3,232
Total revenue	3,336	3,138	6,424	6,132
Operating expenses(1):
Cost of license revenue	39	37	74	75
Cost of subscription and SaaS revenue	196	170	387	327
Cost of services revenue	369	352	744	689
Research and development	803	775	1,577	1,483
Sales and marketing	1,080	1,023	2,134	1,981
General and administrative	276	256	527	492
Realignment	7	—	7	1
Operating income	566	525	974	1,084
Investment income	7	1	8	1
Interest expense	(74)	(49)	(145)	(99)
Other income (expense), net	(20)	3	(30)	(19)
Income before income tax	479	480	807	967
Income tax provision	132	69	218	131
Net income	$347	$411	$589	$836
Net income per weighted-average share, basic	$0.82	$0.98	$1.40	$1.99
Net income per weighted-average share, diluted	$0.82	$0.97	$1.39	$1.98
Weighted-average shares, basic	422,002	419,355	421,294	419,235
Weighted-average shares, diluted	424,125	422,802	423,561	422,419
__________
(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of subscription and SaaS revenue	6	5	11	11
Cost of services revenue	25	24	48	49
Research and development	146	150	278	277
Sales and marketing	93	81	174	153
General and administrative	41	33	81	64

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	July 29,	January 28,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$3,242	$3,614
Short-term investments	—	19
Accounts receivable, net of allowance of $9 and $10	2,073	2,297
Due from related parties	1,267	1,438
Other current assets	636	598
Total current assets	7,218	7,966
Property and equipment, net	1,550	1,461
Deferred tax assets	5,986	5,906
Intangible assets, net	589	714
Goodwill	9,598	9,598
Due from related parties	189	199
Other assets	2,863	2,832
Total assets	$27,993	$28,676
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$208	$234
Accrued expenses and other	2,683	2,806
Unearned revenue	6,388	6,479
Due to related parties	202	132
Total current liabilities	9,481	9,651
Long-term debt	11,181	12,671
Unearned revenue	4,843	4,743
Income tax payable	253	242
Operating lease liabilities	889	927
Due to related parties	802	909
Other liabilities	404	409
Total liabilities	27,853	29,552
Contingencies
Stockholders’ equity (deficit):
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 422,622 and 418,808 shares	4	4
Additional paid-in capital	435	—
Accumulated other comprehensive loss	(13)	(5)
Accumulated deficit	(286)	(875)
Total stockholders’ equity (deficit)	140	(876)
Total liabilities and stockholders’ equity (deficit)	$27,993	$28,676

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2022	2021	2022	2021
Operating activities:
Net income	$347	$411	$589	$836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	302	275	590	544
Stock-based compensation	311	293	593	555
Deferred income taxes, net	(37)	17	(80)	(31)
(Gain) loss on equity securities and disposition of assets, net	(3)	1	(12)	37
Other	—	2	3	4
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(453)	(189)	222	206
Other current assets and other assets	(175)	(229)	(418)	(390)
Due from related parties	(621)	(162)	180	522
Accounts payable	(3)	5	(31)	70
Accrued expenses and other liabilities	345	412	(319)	(218)
Income taxes payable	41	(110)	114	(29)
Unearned revenue	366	138	9	24
Due to related parties	(23)	—	(38)	—
Net cash provided by operating activities	397	864	1,402	2,130
Investing activities:
Additions to property and equipment	(113)	(87)	(219)	(157)
Sales of investments in equity securities	—	26	20	34
Purchases of strategic investments	—	(6)	(8)	(7)
Proceeds from disposition of assets	84	1	90	1
Business combinations, net of cash acquired, and purchases of intangible assets	(1)	(6)	(4)	(15)
Net cash used in investing activities	(30)	(72)	(121)	(144)
Financing activities:
Proceeds from issuance of common stock	5	8	124	139
Repayment of term loan	(750)	—	(1,500)	—
Repurchase of common stock	—	(358)	(89)	(729)
Shares repurchased for tax withholdings on vesting of restricted stock	(111)	(186)	(205)	(242)
Principal payments on finance lease obligations	(1)	(1)	(2)	(2)
Net cash used in financing activities	(857)	(537)	(1,672)	(834)
Net increase (decrease) in cash, cash equivalents and restricted cash	(490)	255	(391)	1,152
Cash, cash equivalents and restricted cash at beginning of the period	3,762	5,667	3,663	4,770
Cash, cash equivalents and restricted cash at end of the period	$3,272	$5,922	$3,272	$5,922
Supplemental disclosures of cash flow information:
Cash paid for interest	$59	$50	$140	$97
Cash paid for taxes, net	114	166	184	204
Non-cash items:
Changes in capital additions, accrued but not paid	$16	$8	$9	$11

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	July 29,	July 30,
	2022	2021
Total revenue, as reported	$3,336	$3,138
Sequential change in unearned revenue(1)	365	138
Total revenue plus sequential change in unearned revenue	$3,701	$3,276
Change (%) over prior year, as reported	13%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	July 29,	July 30,
	2022	2021
Total license and subscription and SaaS revenue, as reported	$1,739	$1,514
Sequential change in unearned license and subscription and SaaS revenue(2)	281	148
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$2,020	$1,662
Change (%) over prior year, as reported	22%
__________
(1) Consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

(2) Consists of the change in unearned license and subscription and SaaS revenue from the preceding quarter.

REMAINING PERFORMANCE OBLIGATIONS
(in millions)
(unaudited)

Growth in Remaining Performance Obligations

	July 29,	July 30,
	2022	2021
Remaining performance obligations(3)	$12,103	$11,201
Change (%) over prior year	8%

Remaining performance obligations, current(4)	$6,767	$6,249
Change (%) over prior year	8%
__________
(3) Remaining performance obligations represent the aggregate amount of the transaction price in contracts allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Remaining performance obligations include unearned revenue, multi-year contracts with future installment payments and certain unfulfilled orders against accepted customer contracts at the end of any given period.

(4) Current remaining performance obligations represent the amount expected to be recognized as revenue over the next twelve months.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	July 29,	April 29,	January 28,	October 29,	July 30,	April 30,
	2022	2022	2022	2021	2021	2021
Unearned revenue as reported:
License	$20	$20	$19	$17	$20	$16
Subscription and SaaS	2,952	2,671	2,669	2,238	2,208	2,064
Services
Software maintenance	6,903	6,877	7,208	6,773	6,916	6,957
Professional services	1,356	1,298	1,326	1,205	1,194	1,163
Total unearned revenue	$11,231	$10,866	$11,222	$10,233	$10,338	$10,200

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended July 29, 2022
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$39	—	—	(9)	—	—	—	$30
Cost of subscription and SaaS revenue	$196	(6)	—	(36)	—	—	—	$154
Cost of services revenue	$369	(25)	—	—	—	—	—	$343
Research and development	$803	(146)	(1)	(3)	—	—	—	$654
Sales and marketing	$1,080	(93)	(3)	(15)	—	—	—	$971
General and administrative	$276	(41)	—	—	—	(15)	—	$219
Realignment	$7	—	—	—	(7)	—	—	$—
Operating income	$566	311	4	63	7	15	—	$965
Operating margin(2)	17.0%	9.3%	0.1%	1.9%	0.2%	0.4%	—	28.9%
Other income (expense), net(3)	$(20)	—	—	—	—	(3)	—	$(21)
Income before income tax	$479	311	4	63	7	12	—	$877
Income tax provision	$132						47	$180
Tax rate(2)	27.6%							20.5%
Net income	$347	311	4	63	7	12	(47)	$697
Net income per weighted-average share, diluted(2)(4)	$0.82	$0.73	$0.01	$0.15	$0.02	$0.03	$(0.11)	$1.64
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 424,125 diluted weighted-average shares of common stock.

VMware, Inc.

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP DATA
IMPACT OF INTERNAL REVENUE CODE SECTION 174
For the Three Months Ended July 29, 2022
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Tax Adjustment (1)	Non-GAAP As Adjusted	Estimated Tax Adjustment Excluding Section 174 Impact (2)			Non-GAAP As Adjusted Excluding Section 174 Impact (3)
Income before income tax	$479		$877				$		877
Income tax provision	$132	$47	$180	$(35)	-	(44)	$145	-	136
Tax rate (4)	27.6%		20.5%				16.5	-	15.5%
Net income	$347		$697				$732	-	741
Net income per weighted-average share, diluted (4)(5)	$0.82		$1.64				$1.73	-	1.75
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Our annual estimated tax rate is based upon, among other things, current tax law regarding the impacts of Internal Revenue Code Section 174 (“Section 174”) research and development expense capitalization, which became effective beginning in VMware’s fiscal 2023. Although the U.S. Congress is considering various legislative options that would defer the capitalization requirement to later years and such possible deferral was considered in our full year guidance provided on February 28, 2022, the financial results for the three months ended July 29, 2022 reflect the impact of the tax law in effect as of July 29, 2022. The provided estimated tax adjustment range reflects the non-GAAP adjustment we would expect should the capitalization provisions of Section 174 be deferred or repealed with effect for fiscal 2023.

(3) Represents the estimated non-GAAP results excluding the impact of Section 174 capitalization under the tax law in effect as of July 29, 2022.
(4) Totals may not sum, due to rounding. Tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(5) Calculated based upon 424,125 diluted weighted-average shares of common stock.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended July 30, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$37	—	—	(10)	—	—	$27
Cost of subscription and SaaS revenue	$170	(5)	—	(43)	—	—	$121
Cost of services revenue	$352	(24)	(1)	—	—	—	$326
Research and development	$775	(150)	(1)	(2)	—	—	$622
Sales and marketing	$1,023	(81)	(3)	(22)	—	—	$919
General and administrative	$256	(33)	(1)	—	(23)	—	$199
Operating income	$525	293	6	77	23	—	$924
Operating margin(2)	16.7%	9.3%	0.2%	2.4%	0.7%	—	29.4%
Other income (expense), net(3)	$3	—	—	—	1	—	$4
Income before income tax	$480	293	6	77	24	—	$880
Income tax provision	$69					71	$141
Tax rate(2)	14.4%						16.0%
Net income	$411	293	6	77	24	(71)	$739
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$0.97	$0.69	$0.02	$0.18	$0.06	$(0.17)	$1.75
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 422,802 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Six Months Ended July 29, 2022
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$74	(1)	—	(19)	—	—	—	$54
Cost of subscription and SaaS revenue	$387	(11)	—	(73)	—	—	—	$303
Cost of services revenue	$744	(48)	(1)	—	—	—	—	$695
Research and development	$1,577	(278)	(1)	(5)	—	—	—	$1,293
Sales and marketing	$2,134	(174)	(3)	(32)	—	—	—	$1,925
General and administrative	$527	(81)	(1)	—	—	(28)	—	$417
Realignment	$7	—	—	—	(7)	—	—	$—
Operating income	$974	593	6	129	7	28	—	$1,737
Operating margin(2)	15.2%	9.2%	0.1%	2.0%	0.1%	0.4%	—	27.0%
Other income (expense), net(3)	$(30)	—	—	—	—	(12)	—	$(41)
Income before income tax	$807	593	6	129	7	16	—	$1,559
Income tax provision	$218						101	$320
Tax rate(2)	27.0%							20.5%
Net income	$589	593	6	129	7	16	(101)	$1,239
Net income per weighted-average share, diluted(2)(4)	$1.39	$1.40	$0.01	$0.30	$0.02	$0.04	$(0.24)	$2.93
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 423,561 diluted weighted-average shares of common stock.

VMware, Inc.

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP DATA
IMPACT OF INTERNAL REVENUE CODE SECTION 174
For the Six Months Ended July 29, 2022
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Tax Adjustment (1)	Non-GAAP As Adjusted	Estimated Tax Adjustment Excluding Section 174 Impact (2)			Non-GAAP As Adjusted Excluding Section 174 Impact (3)
Income before income tax	$807		$1,559				$		1,559
Income tax provision	$218	$101	$320	$(62)	-	(78)	$257	-	242
Tax rate (4)	27.0%		20.5%				16.5	-	15.5%
Net income	$589		$1,239				$1,302	-	1,317
Net income per weighted-average share, diluted (4)(5)	$1.39		$2.93				$3.07	-	3.11
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Our annual estimated tax rate is based upon, among other things, current tax law regarding the impacts of Internal Revenue Code Section 174 (“Section 174”) research and development expense capitalization, which became effective beginning in VMware’s fiscal 2023. Although the U.S. Congress is considering various legislative options that would defer the capitalization requirement to later years and such possible deferral was considered in our full year guidance provided on February 28, 2022, the financial results for the six months ended July 29, 2022 reflect the impact of the tax law in effect as of July 29, 2022. The provided estimated tax adjustment range reflects the non-GAAP adjustment we would expect should the capitalization provisions of Section 174 be deferred or repealed with effect for fiscal 2023.

(3) Represents the estimated non-GAAP results excluding the impact of Section 174 capitalization under the tax law in effect as of July 29, 2022.
(4) Totals may not sum, due to rounding. Tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(5) Calculated based upon 423,561 diluted weighted-average shares of common stock.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Six Months Ended July 30, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$75	(1)	—	(20)	—	—	—	$54
Cost of subscription and SaaS revenue	$327	(11)	—	(85)	—	—	—	$231
Cost of services revenue	$689	(49)	(1)	—	—	—	—	$639
Research and development	$1,483	(277)	(1)	(4)	—	—	—	$1,200
Sales and marketing	$1,981	(153)	(4)	(45)	—	—	—	$1,779
General and administrative	$492	(64)	(1)	—	—	(45)	—	$383
Realignment	$1	—	—	—	(1)	—	—	$—
Operating income	$1,084	555	7	154	1	45	—	$1,846
Operating margin(2)	17.7%	9.1%	0.1%	2.5%	—%	0.7%	—	30.1%
Other income (expense), net(3)	$(19)	—	—	—	—	36	—	$17
Income before income tax	$967	555	7	154	1	81	—	$1,765
Income tax provision	$131						152	$282
Tax rate(2)	13.5%							16.0%
Net income	$836	555	7	154	1	81	(152)	$1,483
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.98	$1.31	$0.02	$0.36	$—	$0.19	$(0.36)	$3.51
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 422,419 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2022	2021	2022	2021
Revenue:
License	$796	$738	$1,369	$1,384
Subscription and SaaS	943	776	1,842	1,516
Total license and subscription and SaaS	1,739	1,514	3,211	2,900
Services:
Software maintenance	1,299	1,336	2,609	2,657
Professional services	298	288	604	575
Total services	1,597	1,624	3,213	3,232
Total revenue	$3,336	$3,138	$6,424	$6,132
Percentage of revenue:
License	23.9%	23.5%	21.3%	22.6%
Subscription and SaaS	28.2%	24.7%	28.7%	24.7%
Total license and subscription and SaaS	52.1%	48.2%	50.0%	47.3%
Services:
Software maintenance	38.9%	42.6%	40.6%	43.3%
Professional services	9.0%	9.2%	9.4%	9.4%
Total services	47.9%	51.8%	50.0%	52.7%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2022	2021	2022	2021
Revenue:
United States	$1,648	$1,539	$3,166	$3,005
International	1,688	1,599	3,258	3,127
Total revenue	$3,336	$3,138	$6,424	$6,132
Percentage of revenue:
United States	49.4%	49.1%	49.3%	49.0%
International	50.6%	50.9%	50.7%	51.0%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2022	2021	2022	2021
GAAP cash flows from operating activities	$397	$864	$1,402	$2,130
Capital expenditures	(113)	(87)	(219)	(157)
Free cash flows	$284	$777	$1,183	$1,973

VMware, Inc.
About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP income tax provision as adjusted for the impact of Internal Revenue Code Section 174 (“Section 174”) and non-GAAP revenue as adjusted for the impact of the suspension of our business operations in Russia and foreign currency. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Other than free cash flow, non-GAAP income tax provision as adjusted for the impact of Section 174 and non-GAAP revenue as adjusted for the impact of the suspension of our business operations in Russia and foreign currency, these non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:
–Direct costs of acquisitions and dispositions, such as transaction and advisory fees.
–Costs associated with integrating acquired businesses.

VMware, Inc.
–Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.
–Gains or losses on investments in equity securities, whether realized or unrealized.
–Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.
–Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”
–Certain costs incurred related to VMware's spin-off from its former parent company, Dell Technologies Inc., completed on November 1, 2021, such as legal and advisory fees.
–Certain costs incurred related to VMware's pending acquisition by Broadcom Inc. ("Broadcom"), such as legal and advisory fees incurred to effect the acquisition. The acquisition is expected to occur in Broadcom's fiscal year 2023 and is subject to the receipt of regulatory approvals and other customary closing conditions, including approval by VMware shareholders.

•Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

VMware’s management also believes that the non-GAAP income tax provision as adjusted for the impact of Section 174 research and development expense capitalization, which became effective beginning with VMware’s fiscal 2023, is meaningful to investors, given that the U.S. Congress is considering various legislative options that would defer the capitalization requirement to later years, possibly with effect for fiscal 2023.

Further, VMware’s management believes that the non-GAAP revenue as adjusted for the impact of the suspension of our business operations in Russia and foreign currency is meaningful to investors due to the unexpected impacts of Russia’s invasion of Ukraine on VMware’s business operations in the quarter as well as changes in foreign currency exchange rates versus our expectations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.